EXHIBIT 99.1

CRCL Secures Debt Conversion Agreement

FORT WORTH, TX – (September 5, 2012) – Circle Star Energy Corp. (OTCBB: CRCL) is pleased to announce the execution of a Debt Conversion Agreement with the holder of a $500,000 convertible note, to convert the outstanding principal and interest under the note into 1,100,000 shares of common stock of CRCL.

CRCL CEO Jeff Johnson stated, “This agreement continues to show the confidence our stakeholders have in the strategy being pursued by management and the dedication the stakeholders have in taking the necessary steps to facilitate the company's objectives.  We hope to continue our progress toward increasing hard asset value and equity returns.”

In converting this note into common shares, CRCL reduces the current liabilities on the balance sheet, improving its leverage ratio and also reducing interest expense going forward.

CRCL is continuing its efforts in expanding its exposure in Northwest Kansas, which is also being pursued by other energy industry participants such as Chesapeake Energy Corp. (NYSE: CHK), Encana Corp. (NYSE: ECA), SandRidge Energy Inc. (NYSE: SD) and Apache Corp. (NYSE: APA).

The common stock issued in connection with the conversion of the note have not been and will not be registered under the United States Securities Act of 1933, as amended or any state securities laws.

For more information on CRCL’s conventional and unconventional resources initiatives, please visit www.circlestarenergy.com/investors.

About Circle Star Energy Corp.

Circle Star Energy Corp. is a performance-driven exploration & production company that is developing exposure to high-impact, large scale oil & gas plays via operated and non-operated positions; while establishing and building a base of low-risk, solid return and operated working interests.

For more information about CRCL, please visit www.circlestarenergy.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, our use of proceeds, expectations related to our vision and strategy and our plans for growth and increase of shareholder value. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies and the possibility that certain acquisitions will not close. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause the use of proceeds to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:.

Circle Star Energy Corp.
7065 Confederate Park Road, Suite 102
Fort Worth, Texas 76108
Phone: +1 (817) 744-8502
Email: info@circlestarenergy.com
Web: www.circlestarenergy.com